As filed with the Securities and Exchange Commission on May 5, 2003
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             -----------------------

                                    SJW CORP.
             (Exact name of registrant as specified in its charter)

           California                                    77-0066628
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                            374 W. Santa Clara Street
                             San Jose, CA 95196-0380
               (Address of principal executive offices) (Zip Code)

                       SJW CORP. LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                             -----------------------

                                 W. RICHARD ROTH
                      President and Chief Executive Officer
                                    SJW Corp.
                            374 W. Santa Clara Street
                               San Jose, CA 95113
                     (Name and address of agent for service)
                                 (408) 279-7800
          (Telephone number, including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                           Proposed Maximum
                                         Amount to be     Offering Price per           Proposed Maximum            Amount of
Title of Securities to be Registered    Registered(1)          Share(2)           Aggregate Offering Price(2)   Registration Fee
------------------------------------    -------------          --------           ---------------------------   ----------------
SJW Corp. Long-Term Incentive Plan
Common Stock, $3.125 par value          300,000 shares          $84.11                  $25,233,000.00              $2,041.35


       (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SJW Corp. Long-Term
       Incentive   Plan  by  reason  of  any  stock   dividend,   stock   split,
       recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

       (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the SJW Corp. Common Stock on April 29, 2003, as reported by the American Stock Exchange.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

                  SJW Corp. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a)      The  Registrant's  latest  annual  report,  filed  pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  ll reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  Section 317 of the California  Corporation  Code  authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the California Corporation Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit Number    Exhibit
--------------    -------

     4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's registration statement describing the Registrant's Common Stock, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

     5            Opinion and consent of Morgan, Lewis & Bockius LLP

    23.1          Consent of KPMG LLP, Independent Auditors.

    23.2          Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit
                  5.

    24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

    99.1*         SJW Corp. Long-Term Incentive Plan

* Exhibit 99.1 is incorporated herein by reference to Appendix B, of the Registrant's Proxy Statement No. 001-08966 pursuant to Section 14(a) of the Exchange Act, filed with the SEC on March 28, 2003.

Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Long-Term Incentive Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 2nd day of May, 2003.

                                     SJW CORP.




                                     By: /s/ W. Richard Roth
                                         ---------------------------------------
                                         W. Richard Roth
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of SJW Corp., a California corporation, do hereby constitute and appoint W. Richard Roth and Angela Yip, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                              Title                                        Date
              ---------                              -----                                        ----
/s/ W. Richard Roth                       President and Chief Executive Officer               May 2, 2003
------------------------------------      (Principal Executive Officer)
W. Richard Roth




/s/ Angela Yip                            Chief Financial Officer and Treasurer               May 2, 2003
------------------------------------      (Principal Financial Officer and Principal
Angela Yip                                Accounting Officer)




/s/ Mark L. Cali                          Director                                            May 2, 2003
------------------------------------
Mark L. Cali




/s/ J. Philip DiNapoli                    Director                                            May 2, 2003
------------------------------------
J. Philip DiNapoli




/s/ Drew Gibson                           Director                                            May 2, 2003
------------------------------------
Drew Gibson




/s/ Douglas King                          Director                                            May 2, 2003
------------------------------------
Douglas King




/s/ Ronald R. James                       Director                                            May 2, 2003
------------------------------------
Ronald R. James




/s/ George E. Moss                        Director                                            May 2, 2003
------------------------------------
George E. Moss




/s/ Roscoe Moss, Jr.                      Director                                            May 2, 2003
------------------------------------
Roscoe Moss, Jr.




/s/ Charles J. Toeniskoetter              Director                                            May 2, 2003
------------------------------------
Charles J. Toeniskoetter




/s/ Fredrick R. Ulrich                    Director                                            May 2, 2003
------------------------------------
Fredrick R. Ulrich

                                      II-4

                                  EXHIBIT INDEX


  Exhibit Number     Exhibit
  --------------     -------

        4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's registration statement describing the Registrant's Common Stock, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

        5            Opinion and consent of Morgan, Lewis & Bockius LLP.

       23.1          Consent of KPMG LLP, Independent Auditors.

       23.2          Consent  of Morgan,  Lewis & Bockius  LLP is  contained  in
                     Exhibit 5.

       24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

       99.1*         SJW Corp. Long-Term Incentive Plan.

* Exhibit 99.1 is incorporated herein by reference to Appendix B, of the Registrant's Proxy Statement No. 001-08966 pursuant to Section 14(a) of the Exchange Act, filed with the SEC n March 28, 2003.